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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           -------------------------

                                    FORM 8-A

                FOR SECURITIES OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                WATERLINK, INC.
                                ---------------
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                       34-1788678
                --------                                       ----------
  (State of Incorporation or Organization)                  (I.R.S. Employer
                                                            Identification no.)

    4100 Holiday Street, N.W., Suite 201
               Canton, Ohio                                      44718-2532
    ------------------------------------                         ----------
  (Address of Principal Executive Offices)                       (Zip Code)

  If this form relates to the                      If this form relates to the
  registration of a class of debt                  registration of a class of debt
  securities and is effective upon filing          securities and is to become effective
  pursuant to General                              effectiveness of a concurrent
  Instruction A(9c)(1) please check                registration statement under the
  the following box.  [  ]                         Securities Act of 1933 pursuant to
                                                   General Instruction A(c)(2) please
                                                   check the following box.  [  ]

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                    Name of Each Exchange on Which to
       be so Registered                       Each Class is to be Registered
      -------------------                    ---------------------------------

 Common Stock, $.001 par value                 New York Stock Exchange, Inc.

 Series 1 Preferred Stock Purchase Rights      New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Common Stock

         A description of the Registrant's common stock, par value $.001 per share, as set forth under the caption "Description of Capital Stock" contained in Amendment No. 1 to Registrant's Registration Statement on Form S-1 (Registration No. 333-25249) as filed with the Securities and Exchange Commission on May 23, 1997, (the "Form S-1") is hereby incorporated by reference.

Series 1 Preferred Stock Purchase Rights

         A description of the Registrants's Preferred Stock as set forth under the caption "Description of Capital Stock -- Preferred Stock" in the Form S-1 and (ii) the Rights to purchase the Registrant's Series 1 Preferred Stock as set forth under the caption "Description of Capital Stock -- Stockholder Rights Plan" in the Form S-1, are hereby incorporated by reference.

ITEM 2.   EXHIBITS

         The following documents are being filed as exhibits to the registration statement:

     Exhibit Number  Description
     --------------  -----------
            1 Amendment No. 1 to Registrant's Registration Statement on Form S-1(Registration No. 333-25249)

            2 Form of Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Form S-1)

            3 Form of Amended and Restated By-laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Form S-1)

            4 Form of Rights Agreement, dated as of May 23, 1997, between the Registrant and American Stock Transfer & Trust Company (incorporated by reference from Exhibit 4.1 to the Form S-1)

            5 Amended and Restated Registration rights Agreement, dated as of March 6, 1997, by and among the Registrant, Brantley Venture Partners III, L.P., Theodore F. Savastano, River Cities Capital Fund Limited Partnership, IPP95, L.P., Environmental Opportunities Fund, L.P., Environmental Opportunities Fund (Cayman), L.P., Brantley Capital Corporation and National City Capital Corporation (incorporated by reference from Exhibit 4.2 to the Form S-1)

            6 Registration Rights Agreement, dated as of January 31, 1996, between the Registrant and Mass Transfer Systems, Inc. (incorporated by reference from Exhibit 4.3 to the Form S-1)


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            7        Registration Rights Agreement, dated as of April 26, 1996, between the Registrant and Lawrence A. Schmid
                     (incorporated by reference from Exhibit 4.4 to the Form
                     S-1)

            8 Registration Rights Agreement, dated as of September 30, 1996, between the Registrant, Lawrence Stenger, Theresa Stenger, Ronald Jaworski, Christine Jaworski, John Stenger, Dawn P. Stenger, Scott Stenger, Kristie D. Stenger, Jorg Menningman, Michael Mudrick, Robert Young and Gary Prae (incorporated by reference from Exhibit 4.5 to the Form S-1)

           *9        Specimen Common Stock Certificate

* To be filed by amendment


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                                   SIGNATURE

         Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         WATERLINK, INC.

                                         /s/ MICHAEL J. VANTUSKO
                                         ---------------------------
Date: May 23, 1997                       By: Michael J. Vantusko
                                         Its: Chief Financial Officer